UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 11, 2021
Date of Report (Date of earliest event reported)

HOPE BANCORP INC
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, California 90010
(Address of principal executives offices, including zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	,	par value $0.001 per share	HOPE	NASDAQ Global Select Market
(Title of class)			(Trading Symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

Hope Bancorp, Inc. (the “Company”) is furnishing hereunder the presentation slides which management will be using during its meetings with institutional investors at the 2021 KBW Virtual Winter Financial Services Symposium on February 11-12, 2021. A copy of the presentation is attached hereto as Exhibit 99.1.

The information included in this report pursuant to Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

The following risk factor supplements the “Risk Factors” section in our 2019 Form 10-K and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2020.

The COVID-19 pandemic has had a material and adverse impact on our business, financial condition and results of operations, and the further impact will depend on future developments that cannot be predicted, including the scope and duration of the pandemic, the economic implications of the same, and the actions taken by governmental authorities in response to the pandemic.

The novel COVID-19 pandemic has substantially and negatively impacted the United States economy, disrupted global supply chains, considerably lowered equity market valuations, created significant volatility and disruption in financial markets, and materially increased unemployment levels. In addition, the pandemic has resulted in temporary closures of countless businesses and the institution of social distancing and sheltering in place requirements in most states and communities. As a result, the demand for our products and services has been and likely will continue to be significantly adversely impacted, which could materially and adversely affect our financial condition and results of operations. Furthermore, the pandemic could result in the recognition of amplified credit losses in our loan portfolios and increases in our allowance for loan losses, particularly if businesses remain closed and our customers draw on their lines of credit. Similarly, because of changing economic and market conditions, we may be required to recognize impairments on goodwill or the securities we hold. Our business operations may also be further disrupted if significant portions of our workforce are unable to work effectively, including because of challenges arising as a result of circumstances related to working from home, illness, quarantines, government actions, or other restrictions in connection with the pandemic, and we have already temporarily closed certain of our branches. In response to the pandemic, we have also suspended residential property foreclosure sales, evictions, and involuntary automobile repossessions, and are offering payment deferrals and other expanded assistance for credit card, mortgage and small business lending customers, and future governmental actions may require these and other types of customer-related responses. In addition, we may take capital actions in response to the COVID-19 pandemic. The extent to which the COVID-19 pandemic continues to impact our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios, will depend on future developments that cannot be predicted, including the scope and duration of the pandemic, the economic implications of the same and actions taken by governmental authorities and other third parties in response to the pandemic.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Presentation materials, dated February 11-12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPE BANCORP, INC.

Date: February 11, 2021	By:	/s/ Kevin S. Kim
Kevin S. Kim
Chairman, President and Chief Executive Officer